Exhibit 3.16
BY-LAWS
OF
MOXIE’S INC.
(the “Corporation”)
ARTICLE I
Meetings of Shareholders
     Section 1.1. Annual Meeting of Shareholders. An annual meeting of shareholders for the election of directors and the transaction of such other business as may properly come before the meeting shall be held at 500 Park Blvd. Ste 815 Itasca; Illinois at 10:00 a.m. on the third Tuesday in May of each year, unless that day shall be a legal holiday, in which event such meeting shall be held on the next succeeding day not a legal holiday. Such meeting may be held at such other time as soon thereafter as is conveniently possible, or at such other place, or both, as shall be specified in a notice thereof given as hereinafter provided or in a waiver of notice thereof signed by all shares holders.
     Section 1.2. Special Meetings of Shareholders. Special meetings of shareholders shall be held at any place within the state of incorporation as shall be specified in notices thereof given as hereinafter provided, whenever called by order of the Board of Directors or the president and shall be called by order of the president and held upon the written request of the holders of not less than one-fifth (or such lesser proportion as may be required by law) of the shares entitled to vote at any such meeting.
     Section 1.3. Notice of Meetings of Shareholders. Written notice of each meeting of shareholders, stating the place, day, and hour of the meeting, and, in case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than ten (or such greater number as may be required by law) days before the date of the meeting, either personally or by mail, by or at the direction of the president, the secretary, or the person calling the meeting, to each shareholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail addressed to the shareholder at his address as it appears on the record of shareholders of the Corporation, with postage thereon prepaid.
     A written waiver of notice of any meeting of shareholders signed by a shareholder entitled to such notice, whether before or after the time stated therein for the holding of such meeting, shall be equivalent to the giving of such notice to such shareholder in due time as required by law or these By-Laws.

     Section 1.4. Quorum of Shareholders. At any meeting of shareholders, a majority of the shares entitled to vote, represented in person or by proxy, shall constitute a quorum for all purposes, unless the representation of a greater number is required by law, in which event the greater number so required shall constitute a quorum. In the absence of a quorum at any meeting of shareholders, a majority in interest of the shareholders present in person or by proxy may adjourn such meeting, from time to time, without notice other than announcement at the meeting, until such time as a quorum shall be present at such adjourned meeting. At any such adjourned meeting at which a quorum shall be present, any business may be transacted which might have been transacted at the meeting for which the shareholders were originally notified.
     Section 1.5. Organization of Shareholders’ Meetings. The president of the Corporation, or in his absence a vice president, shall call meetings of shareholders to order and shall act as chairman of such meetings. A majority in interest of the shareholders present in person or by proxy may appoint any person to act as chairman of the meeting in the absence of the president and every vice president.
     The secretary of the Corporation shall act as secretary of all meetings of shareholders; but in his absence the chairman of the meeting may appoint any person to act as secretary of the meeting.
     Section 1.6. Order of Business at Shareholders’ Meetings. The order of business at the annual meeting, and so far as practicable at all other meetings of shareholders, shall, unless a majority in interest of the shareholders present in person or by proxy direct otherwise, be as follows:
1.	Calling of roll.

2.	Proof of due notice of meeting.

3.	Reading and disposal of any unapproved minutes.

4.	Reports of officers and committees.

5.	Election of directors.

6.	Unfinished business.

7.	New business.

8.	Adjournment.
     Section 1.7. Voting of Shareholders. Each outstanding share of the Corporation shall be entitled to one vote on each matter submitted to a vote at a meeting of shareholders, except as may be otherwise provided by law or in the Articles of Incorporation. A shareholder of record may vote the shares standing in his name either in person or by proxy executed in writing by the shareholder and filed with the secretary of the Corporation or the chairman of the meeting before or at the meeting.

     Shares standing income name of another corporation, domestic or foreign, may be voted by such officer, agent, or proxy as the by-laws of such other corporation may prescribe, or, in the absence of such provision, as the board of directors of such other corporation may determine.
     If a quorum is present at a meeting of shareholders, the affirmative vote of the majority of the shares represented at the meeting and entitled to vote on the subject matter shall be the act of the shareholders, unless the vote of a greater number or voting by classes is required by law or the Articles of Incorporation.
     Section 1.8. Consent of Absent Shareholders. A written consent to the holding of any meeting of shareholders, or a written approval of the minutes thereof, signed by a shareholder of record and filed with the minutes of the meeting, shall be equivalent to the presence of the shareholder at such meeting and the voting of the shares standing in his name in favor of any such action taken thereat.
     Section 1.9. Action by Shareholders Without a Meeting. Any action required by law, the Articles of Incorporation, or these By-Laws to be taken at a meeting of shareholders, or any action which may be taken at a meeting of shareholders, may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the shareholders entitled to vote with respect to such action.
ARTICLE II
Board of Directors
     Section 2.1. General Powers of Directors. All corporate powers shall be exercised by or under authority of, and the business and affairs of the Corporation shall be managed under the direction of, the Board of Directors of the Corporation.
     Section 2.2. Number, Tenure and Qualifications of Directors. The number of directors shall be three. At each annual meeting of shareholders, the shareholders shall elect directors to hold office until the next succeeding annual meeting. Each director shall hold office until the next succeeding annual meeting of shareholders and until his successor shall have been elected and qualified, or until his death, resignation, or removal. Directors need not be residents of the state of incorporation, nor shareholders or officers of the Corporation, unless so required by law.
     Section 2.3. Resignation of Directors. Any director of the Corporation may resign at any time by giving written notice of such resignation to the president or the secretary of the Corporation. The resignation of any director shall take effect upon receipt of such notice or at such later date as may be specified in such notice; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.
     Section 2.4. Removal of Directors. Any director or the entire Board of Directors may be removed from office at a special meeting of shareholders, with or without cause, by a vote of the holders of a majority of the shares then entitled to vote at an election of directors.

     Section 2.5. Vacancies of Directors. Any vacancy occurring in the Board of Directors through death, resignation, removal, or any other cause may be filled by the affirmative vote of a majority of the remaining directors, though less than a quorum of the Board of Directors. A director elected to fill a vacancy shall be elected for the unexpired term of his predecessor in office and until the election and qualification of his successor.
     Section 2.6. Number of Directors Increased. Any directorship to be filled by reason of an increase in the number of directors may be filled by the Board of Directors for a term of office continuing only until the next election of directors by the shareholders.
     Section 2.7. Annual Meeting of Directors. As soon as is conveniently possible after the final adjournment of each annual meeting of shareholders, the Board of Directors shall meet at the place where such annual meeting of shareholders was finally adjourned for the purposes of organization, the election of officers, and the transaction of other business. Notice of such meeting need not be given. Such meeting may be held at such other place, or at such other time, or both, as shall be specified in a notice thereof given as hereinafter provided or in a waiver of notice thereof signed by all directors.
     Section 2.8. Special Meetings of Directors. Special meetings of the Board of Directors may be held at any place within the state of incorporation as shall be specified in notices thereof given as hereinafter provided, whenever called by order of the president or any one director.
     Section 2.9. Notice of Directors’ Meetings. Written notice stating the place, day, and hour of special meetings of directors shall be delivered not less than three (or such greater number as may be required by law) days before the date of the meeting, either personally or by mail or other means of written communication, by or at the direction of the president, the secretary, or the person calling the meeting, to each director. If mailed or sent by other means of written communication, such notice shall be deemed to be delivered when deposited in the United States mail or with the communication company, addressed to the director at his address as it appears on the books and records of the Corporation, with postage or other charges prepaid.
     A written waiver of notice of any meeting of directors signed by a director, whether before or after the time stated therein for the holding of such meeting, shall be equivalent to the giving of such notice to such director in due time as required by law or these By-Laws. Attendance of a director at a meeting shall constitute a waiver of notice of such meeting, except where a director attends the meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened.
     Section 2.10. Organization of Director’s Meetings. At all meetings of the Board of Directors, the president, or in his absence any director designated by a majority of the directors present, shall preside. The secretary of the Corporation shall act as secretary of all meetings of the Board of Directors; but in his absence the presiding officer may appoint any person to act as secretary of the meeting. At meetings of the Board of Directors, business shall be transacted in such order as, from time to time, the presiding officer may determine, unless otherwise determined by the directors present.

     Section 2.11. Quorum of Directors and Manner of Acting. At any meeting of directors, a majority of the number of directors fixed by Section 2.2 shall constitute a quorum for the transaction of business. In the absence of a quorum at any meeting of the Board of Directors, a majority of the directors present at the than announcement at the meeting, until such time as a quorum shall be present at such adjourned meeting. If a quorum is present at a meeting, or adjourned meeting, of directors, the act of the majority of the directors present at such meeting shall be the act of the Board of Directors.
     Directors may participate in and hold a meeting of the Board of Directors by means of conference telephone or similar communications equipment, provided that all persons participating in the meeting can hear and communicate with each other at the same time. Such participation shall constitute presence in person at such meeting, except where a person participates in the meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.
     Section 2.12. Director’s Assent. A director of the Corporation who is present at a meeting of the Board of Directors at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless his dissent shall be entered in the minutes of the meeting or unless he shall file his written dissent to such action with the secretary of the meeting before the adjournment thereof or shall forward such dissent by registered or certified mail to the secretary of the Corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to a director who voted in favor of such action.
     Section 2.13. Action by Directors Without a Meeting. Any action required by law, the Articles of Incorporation, or these By-Laws to be taken at a meeting of the Board of Directors, or any action which may be taken at a meeting of directors, may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the directors.
ARTICLE III
Officers
     Section 3.1. Officers. The officers of the Corporation shall consist of a president, one or more vice presidents in one or more categories, a secretary, and a treasurer. In addition to the officers enumerated in the preceding sentence, the Corporation may have such other officers, assistant officers, and agents as may be elected or appointed, from time to time, by the Board of Directors.
     Section 3.2. Election, Term and Qualifications of Officers. At each annual meeting of the Board of Directors, the directors shall elect officers to hold office until the next succeeding annual meeting of directors. At any time, the Board of Directors may elect additional officers, assistant officers, and agents. Each officer shall hold office until the next succeeding annual meeting of the Board of Directors and until his successor shall have been elected and qualified, or until his death, resignation, or removal.

     Officers need not residents of the state of incorporation, nor shareholders or directors of the Corporation, unless so required by law.
     Section 3.3. Resignation of Officers. Any officer of the Corporation may resign at any time by giving written notice of such resignation to the Board of Directors, the president, or the secretary of the Corporation. Any such resignation shall take effect upon receipt of such notice or at such later date as may be specified in such notice; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.
     Section 3.4. Removal of Officers. Any officer or agent may be removed by the Board of Directors whenever in its judgment the best interests of the Corporation will be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Election or appointment of an officer or agent shall not of itself create contract rights.
     Section 3.5. Vacancies in Offices. Any vacancy occurring in any office through death, resignation, removal, or any other cause may be filled by the Board of Directors. An officer elected to fill a vacancy shall be elected for the unexpired terra of his predecessor in office and until the election and qualification of his successor.
     Section 3.6. General Powers and Duties of Officers. All officers and agents of the Corporation, as between themselves and the Corporation, shall have such authority and perform such duties as may be provided in these By-Laws or by resolution of the Board of Directors not inconsistent with these By-Laws.
     Section 3.7. Powers and Duties of the President. Subject to the control of the Board of Directors, the president shall: be the chief executive officer of the Corporation; have general supervision, direction, and control of the business, property, affairs, officers, and agents of the Corporation; sign and execute, in the name of the Corporation, all documents, instruments, and obligations which are necessary or proper to be signed and executed in the course of the business of the Corporation; and have and perform all powers and duties usually vested in, or incident to, the office of president of a corporation or as may be assigned to him by these By-Laws or the Board of Directors.
     Section 3.8. Powers and Duties of Vice Presidents. Each vice president shall have such powers and shall perform such duties as may be assigned to him by these By-Laws, the Board of Directors, or the president. In the absence or disability of the president (in the order of seniority, unless otherwise provided by the Board of Directors) , or whenever requested by the president, a vice president shall perform the duties of the president or such duties as the Board of Directors or the president may assign to him.
     Section 3.9. Powers and Duties of Assistant Vice Presidents. Each assistant vice president shall have such powers and shall perform such duties as may be assigned to him by these By-Laws, the Board of Directors, or the president.
     Section 3.10. Powers and Duties of the Secretary. Subject to the control of the Board of Directors, the secretary shall: maintain stock books and records, showing the names of all persons who are shareholders of the Corporation, their addresses as furnished by each such shareholder, and the number of shares held by each of them; deliver and serve, or cause to be delivered and served, all notices of the Corporation required or permitted by law, the Articles of Incorporation, or these By-Laws; keep minutes of each meeting of shareholders and directors in books maintained for that purpose and read such minutes at the subsequent meeting of shareholders and directors, respectively; be custodian of the corporate seal and ensure that it, or a facsimile thereof, is affixed to or printed on all certificates for shares and other documents, instruments, and obligations, the execution of which on behalf of the Corporation and under its seal is necessary or proper; attest or countersign all documents, instruments, and obligations which are necessary or proper to be attested or countersigned in the course of the business of the Corporation; execute and deliver, or cause to be delivered, all certificates which are necessary or proper; and have and perform all powers and duties usually vested in, or incident to, the office of secretary of a corporation or as may be assigned to him by these By-Laws, the Board of Directors, or the president.
     Section 3.11. Powers and Duties of Assistant Secretaries. Each assistant secretary (i) shall have the powers and shall perform the duties of the secretary, in the absence or disability of the secretary, or whenever requested by the secretary, and (ii) shall have such powers and shall perform such duties as may be assigned to him by these By-Laws, the Board of Directors, or the president.
     Section 3.12. Powers and Duties of the Treasurer. Subject to the control of the Board of Directors, the treasurer shall: have custody of and be responsible for all funds and securities belonging to the Corporation; keep full and accurate records and accounts, in books belonging to the Corporation, showing the transactions of the Corporation, its accounts, liabilities, and financial condition; ensure that all expenditures are duly authorized and evidenced by proper receipts and vouchers; deposit in the name of the Corporation, in a depository or depositories designated as provided in these By-Laws, all funds belonging to the Corporation; and have and perform all powers and duties usually vested in, or incident to, the office of treasurer of a corporation or as may be assigned to him by these By-Laws, the Board of Directors, or the president.
     Section 3.13. Powers and Duties of Assistant Treasurers. Each assistant treasurer (i) shall have the powers and shall perform the duties of the treasurer, in the absence or disability of the treasurer, or whenever requested by the treasurer, and (ii) shall have such powers and shall perform such duties as may be assigned to him by these By-Laws, the Board of Directors, or the president.
     Section 3.14. Salaries of Officers. The salaries, if any, of officers of the Corporation shall be fixed, from time to time, by the Board of Directors, and no officer shall be prevented from receiving a salary by reason of the fact that he is also a director of the Corporation.

ARTICLE IV
Shares, Certificates, and Transfers
     Section 4.1. Certificates for Shares. Each shareholder of the Corporation shall be entitled to a certificate or certificates, to be in such form as may be required by law and as the Board of Directors may prescribe, certifying the number of shares of the Corporation owned by him. No certificate shall be issued for any share until such share is fully paid for.
     Section 4.2. Execution of Certificates. The certificates for shares of the Corporation shall be numbered in the order in which they shall be issued and shall be signed by the president or any vice president and the secretary or an assistant secretary of the Corporation, and its seal, if any, shall be affixed thereto. In case any officer or officers of the Corporation who shall have signed any such certificate shall have ceased to be such officer and officers before such certificate shall have been issued, such certificate may be issued by the Corporation with the same effect as if he or they were such officer or officers at the date of its issue.
     Section 4.3. Cancellation of Certificates. Every certificate for shares surrendered to the Corporation for exchange or transfer shall be cancelled, and no new certificate or certificates shall be issued in exchange for, or for the transfer of, any existing certificate for shares until such existing certificate shall have been so cancelled, except as may be provided in the case of lost, destroyed, mutilated, or stolen certificates.
     Section 4.4. Transfers of Shares. Transfers of shares of the Corporation shall be made only on the books of the Corporation upon the written request of the record holder of such shares, or of his attorney thereunto authorized by power of attorney duly executed and filed with the secretary of the Corporation, and upon surrender of the certificate or certificates for such shares properly endorsed and the payment of all taxes thereon.
     The Board of Directors may make such rules and regulations, not inconsistent with law, the Articles of Incorporation, or these By-Laws, as it may deem necessary or proper with respect to the transfer and registration of shares and certificates for shares of the Corporation.
ARTICLE V
Miscellaneous Provisions
     Section 5.1. Dividends. Subject to limitations imposed by law, the Board of Directors, from time to time, out of funds legally available therefor, may declare, and the Corporation may pay, dividends upon the shares of the Corporation as and when the directors deem expedient.
     Section 5.2. Voting of Securities Owned by the Corporation. To the extern permitted by law, unless otherwise provided by the Board of Directors, the president, any vice president, the secretary, or the treasurer of the Corporation is authorized and empowered, on behalf of the Corporation, to attend and vote at any meeting of security holders of another corporation

(business, foreign, or nonprofit) or other entity in which this Corporation holds or owns any shares or other securities and to sign and execute any proxy, waiver, waiver of notice, or consent with respect to, or in lieu of, any such meeting.
     Section 5.3. Depositories. The funds of the Corporation shall be deposited in such account or accounts in such depository or depositories as shall be designated by the Board of Directors or in writing by any officer or agent to whom the Board of Directors may have delegated such authority. Endorsements for deposit to the credit of the Corporation in any such account may be made upon the signature of any officer or agent of the Corporation or by stamp in the name of the Corporation. Funds shall be withdrawn from any such account only by (i) check, draft, or other order for the payment of money signed or made by such person or persons as shall be designated from time to time by the Board of Directors, or (ii) a depository transfer check payable to Chart House Inc.
     Section 5.4. Shareholders of Record. The Corporation may deal with and treat the person in whose name any share of the Corporation stands on the record of shareholders as the person exclusively entitled to vote, to receive notices, and otherwise to exercise all the rights and powers of an owner with respect to such share.
ARTICLE VI
Amendments
     Unless reserved by law to the shareholders, these By-Laws shall be subject to alteration, amendment, or repeal, in whole or in part, or new by-laws may be adopted, by the Board of Directors at any annual or special meeting thereof. If reserved by law to the shareholders, these By-Laws may be altered, amended, modified, or repealed, in whole or in part, or new by-laws may be adopted, by the shareholders at any annual or special meeting thereof.